Exhibit 99.1
Lyft Announces Pricing of Offering of $400 million of Convertible Senior Notes
February 23, 2024
SAN FRANCISCO (BUSINESS WIRE)—Lyft, Inc. (“Lyft”) (NASDAQ: LYFT) today announced the pricing of $400 million aggregate principal amount of Convertible Senior Notes due 2029 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Lyft also granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date Lyft first issues the notes, up to an additional $60 million aggregate principal amount of the notes, solely to cover over-allotments. The sale of the notes to the initial purchasers is expected to settle on February 27, 2024, subject to customary closing conditions, and is expected to result in approximately $389.6 million in net proceeds to Lyft after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Lyft (assuming no exercise of the initial purchasers’ option to purchase additional notes).
The notes will be senior, unsecured obligations of Lyft. The notes will bear interest at a rate of 0.625% per year. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The notes will mature on March 1, 2029, unless earlier redeemed, repurchased or converted. Lyft may not redeem the notes prior to March 5, 2027. Lyft may redeem for cash all or any portion (subject to certain limitations) of the notes, at its option, on or after March 5, 2027 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Lyft’s Class A common stock (“Class A common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Lyft provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which Lyft provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Lyft is not required to redeem or retire the notes periodically.
Holders of the notes will have the right to require Lyft to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events or if Lyft calls any notes for redemption, Lyft will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any of such corporate events or convert their notes called for redemption.
The notes will be convertible at an initial conversion rate of 47.4366 shares of Class A common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $21.08 per share, which represents a conversion premium of approximately 32.5% to the last reported sale price of $15.91 per share of the Class A common stock on The Nasdaq Global Select Market on February 22, 2024).
Prior to the close of business on the business day immediately preceding December 1, 2028, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after December 1, 2028 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Upon conversion, Lyft will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Class A common stock or a combination of cash and shares of Class A common stock, at Lyft’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted.
In connection with the pricing of the notes, Lyft entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of Class A common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to the Class A common stock upon any conversion of notes and/or offset any cash payments Lyft elects to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $31.82 per share, which represents a premium of 100% over the last reported sale price of the Class A common stock of $15.91 per share on The Nasdaq Global Select Market on February 22, 2024, and is subject to certain adjustments under the terms of the capped call transactions.
Lyft intends to use (1) approximately $350 million of the net proceeds of the offering to repurchase approximately $356.8 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2025 (“2025 notes”) in separate and privately negotiated transactions entered into concurrently with the pricing of the offering with certain holders of its 2025 notes (the “concurrent note repurchases”) effected through one of the initial purchasers of the notes or its affiliate, acting as Lyft’s agent, (2) the remaining net proceeds of the offering, together with cash on hand, to pay the $41.6 million cost of the capped call transactions described above, and (3) approximately $50 million of cash on hand to purchase approximately 3.14 million shares of the Class A common stock from institutional investors at the closing price on February 22, 2024 through one of the initial purchasers of the notes or its affiliate, acting as Lyft’s agent. If the initial purchasers exercise their option to purchase additional notes, Lyft expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Lyft intends to use any remaining net proceeds for general corporate purposes, which may include repurchases of additional 2025 notes, working capital, capital expenditures, and potential acquisitions and strategic transactions. From time to time Lyft evaluates potential acquisitions and strategic transactions. However, Lyft has not designated any specific uses and has no current agreements with respect to any material acquisitions or strategic transactions.
Certain holders of any 2025 notes that Lyft agreed to repurchase may have hedged their equity price risk with respect to such 2025 notes and may, concurrently with or shortly after the pricing of the notes, unwind all or part of their hedge positions by buying Lyft’s Class A common stock and/or entering into or unwinding various derivative transactions with respect to Lyft’s Class A common stock. Any repurchase of the 2025 notes, and the potential related market activities by holders of the 2025 notes participating in the concurrent note repurchases, together with the repurchase by Lyft of Class A common stock concurrently with the pricing of the notes, could increase (or reduce the size of any decrease in) the market price of Lyft’s Class A common stock, which may affect the trading price of the notes at that time and may have increased the initial conversion price of the notes. Lyft cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or our Class A common stock.
Lyft has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling the Class A common stock or other securities of Lyft in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so following any conversion, repurchase or redemption of the notes, to the extent Lyft exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.
The notes were and will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
Investor Contact:
Sonya Banerjee
investor@lyft.com
Media Contact:
press@lyft.com